UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________________________
 FORM 8-K
_______________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 11, 2019
__________________________________________________________________________
FMC CORPORATION
(Exact name of registrant as specified in its charter)
__________________________________________________________________________

Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Walnut Street Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000
__________________________________________________________________________

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act.

☐

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.04. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS
On February 11, 2019, FMC Corporation (“FMC”) sent a notice (the “Blackout Notice”) to its directors and “officers” (as defined pursuant to Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) regarding a blackout period (the “Blackout Period”) that will be imposed on the FMC Corporation Savings and Investment Plan, the FMC Corporation Non-Qualified Savings and Investment Plan and the Livent Corporation Non-Qualified Savings and Investment Plan (collectively, the “Plans”) for Plan participants with an investment in the FMC common stock fund under the Plans (the “FMC Stock Fund”).
The Blackout Period will be implemented in connection with the anticipated pro rata spin-off distribution (the “Distribution”) by FMC of its remaining ownership of shares of Livent Corporation common stock to FMC shareholders of record as of the record date for the Distribution, including Plan participants who hold shares of FMC common stock as a result of their investment in the FMC Stock Fund.
The Blackout Period will be necessary in order to process transactions relating to the Distribution under the Plans, including the need to modify the FMC Corporation Qualified Savings and Investment Plan and the Livent Corporation Non-Qualified Savings Plan to create an investment fund to hold the shares of Livent Corporation common stock received by Plan participants invested in the FMC Stock Fund in connection with the Distribution. As a result, during the Blackout Period, Plan participants invested in the FMC Stock Fund will be restricted from all transactions involving the FMC Stock Fund, including exchanges or rebalancings into and out of the FMC Stock Fund, and will not have the ability to take loans, withdrawals or distributions from any portion of their Plan accounts, including the portion invested in the FMC Stock Fund.
The Blackout Period is expected to begin at the close of regular trading on the New York Stock Exchange (typically 4:00 PM EST) on February 21, 2019 and end during the calendar week of March 3, 2019.
The Blackout Notice informed FMC’s directors and officers that, during the Blackout Period, subject to certain limited exemptions, they will be prohibited from directly or indirectly purchasing, selling, acquiring or transferring any FMC common stock or derivative securities with respect to shares of FMC common stock acquired in connection with their service or employment as a director or officer of FMC. The Blackout Notice also informed FMC’s directors and officers that the Blackout Period restrictions are separate from, and in addition to, any other restrictions on trading FMC equity securities currently applicable to them.
It is possible that the necessary actions and modifications applicable each Plan in connection with the Distribution may be completed in three consecutive business days or less. FMC’s directors and officers will be notified as soon as reasonably practicable if the Blackout Period restrictions described in the Blackout Notice are not applicable to either of the Plans.
Any inquiries during the Blackout Period may be directed to:
FMC Corporation
2929 Walnut Street
Philadelphia, PA 19104
Attention: Andrea E. Utecht, Executive Vice President, General Counsel and Secretary
Telephone Number: (215) 299-6000

For a period of two years after the ending date of the Blackout Period, FMC shareholders or other interested parties may obtain, without charge, information about the actual beginning and ending dates of the Blackout Period by contacting:
FMC Corporation
2929 Walnut Street
Philadelphia, PA 19104
Attention: Jessica A. Morton, Assistant General Counsel
Telephone Number: (215) 299-6000

A copy of the Blackout Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Further advance notice of the blackout period to our directors and officers was not possible due to events and circumstances that were beyond the Company’s reasonable control.

ITEM 8.01. OTHER EVENTS
On February 11, 2019, FMC issued a press release announcing the spin-off date of Livent Corporation as March 1, 2019. FMC has determined the record date for the distribution will be February 25, 2019.

Attached as Exhibit 99.2 to this Current Report on Form 8-K, and incorporated herein by this reference, is a copy of FMC's press release dated February 11, 2019, announcing the spin-off date and record date.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit
Number        Description
99.1 Notice to Directors and Section 16 Executive Officers of FMC Corporation, dated February 11, 2019
99.2         Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION (Registrant)

By:	/s/ ANDREA E. UTECHT
Andrea E. Utecht Executive Vice President, General Counsel and Secretary
Date: February 11, 2019